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                                             Exhibit A

NEES Energy, Inc.
Consolidated Balance Sheet
(Thousands of Dollars)
As of June 30, 1999
(Unaudited, Subject to Adjustment)

ASSETS
------

Current assets:
  Cash                                                   $  6,466
  Accounts receivable and unbilled revenue, less
     reserves of $1,585                                    37,509
  Accounts receivable from affiliates                          36
  Inventory                                                11,648
  Prepaid and other current assets                          8,110
                                                         --------
  Total current assets                                     63,769
                                                         --------

Fixed assets                                               13,544
Less accumulated depreciation                               2,152
                                                         --------
  Net fixed assets                                         11,392
                                                         --------

Other investments                                             906
Goodwill, net of amortization                              92,038
Deferred federal and state income taxes                       823
Other assets                                                3,154
                                                         --------
                                                         $172,082
                                                         ========

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Long term debt due in one year                         $    307
  Accounts payable (including $2,007 to affiliates)        12,993
  Accrued liabilities                                      16,738
                                                         --------
  Total current liabilities                                30,038

Long term debt                                                678
Other long-term liabilities                                 7,794
                                                         --------
  Total liabilities                                        38,510
                                                         --------
Parent company's investment:
  Subordinated notes payable to parent                    147,422
  Common stock, par value $1 per share                          1
  Other paid-in capital                                    10,805
  Accumulated deficit                                     (24,656)
                                                         --------
  Total parent company's investment                       133,572
                                                         --------
                                                         $172,082
                                                         ========